UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – January 20, 2014
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Plan
On January 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of QEP Resources, Inc. (the “Company”) adopted the QEP Resources, Inc. Basic Executive Severance Compensation Plan (the “Severance Plan”), which will provide benefits to participating executives upon a qualifying termination of employment occurring on or prior to December 31, 2015. The participants in the Severance Plan are the officers of the Company who are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, other than Charles Stanley, Chairman and Chief Executive Officer of the Company, and who are selected by the Board. The Board has selected Richard Doleshek, Jim Torgerson, Perry Richards, Christopher Woosley, Austin Murr and Margo Fiala as participants. The Committee believes that the Severance Plan will enhance the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business, by providing a participating executive with income protection in the event that the executive experiences a qualifying termination of employment during the term of the Severance Plan.
Under the Severance Plan, participants are entitled to receive certain severance benefits upon termination of employment (i) by the Company other than for “cause” or due to the participant’s “disability,” or (ii) by the participant for “good reason” (each as defined in the Severance Plan), subject to the participant’s execution and nonrevocation of a release of claims in favor of the Company. The severance benefits include:

•
a cash severance payment equal to two times (for Mr. Doleshek, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Mr. Torgerson, the Company’s Executive Vice President - QEP Energy) or one times (for all other participants) the sum of the participant’s (i) annual base salary and (ii) target bonus opportunity, paid in a cash lump sum on the 60th day following the date of the participant’s termination of employment;

•	a cash bonus award for the year of termination, prorated and paid in the ordinary course based on actual performance for the year; and

•
accelerated vesting of all outstanding long-term incentive awards (including stock options and restricted stock), with performance share units prorated and paid based on actual performance at the end of the applicable performance period, and stock options remaining exercisable until their original expiration date.

If a termination would entitle a participant to severance payments and benefits under both the Company’s existing Executive Severance Compensation Plan (the “CIC Plan,” which provides severance payments and benefits upon certain types of termination following a change in control of the Company) and the Severance Plan, severance pay and benefits will be provided only under the CIC Plan.

In addition, the Severance Plan includes a perpetual confidentiality covenant and an employee non-solicitation covenant that applies during the participant’s employment and for 12 months thereafter (whether or not the participant receives severance benefits under the Severance Plan). In the event that a change in control occurs after a qualifying termination of a participant’s employment and the participant could become subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the participant may elect to receive the full amount of the participant’s severance benefits and be subject to the excise tax or to have the participant’s severance benefits reduced to the maximum amount permissible in order to avoid the excise tax (the “capped amount”), as determined by an accounting firm retained by the Company.

The Severance Plan includes provisions requiring the Company to indemnify the participant (i) for attorneys’ fees and costs in the event the participant brings a legal proceeding to enforce the participant’s rights under the Severance Plan, and (ii) for attorneys’ fees, costs and other expenses in connection with tax disputes with the IRS relating to the capped amount.

New Equity Award Agreements

On January 20, 2014, the Committee also approved a revised form of restricted stock agreement (the “Restricted Stock Agreement”) and a revised form of non-qualified stock option agreement (the “Stock Option Agreement”, collectively with the Restricted Stock Agreement, the “Award Agreements”) for Messrs. Stanley and Doleshek. The material terms of the Award Agreements are the same as those of the prior forms of agreement, except that the Award Agreements provide that the executive will forfeit any unvested stock options or shares of restricted stock, as applicable, upon a termination of employment for any reason other than the executive’s death or disability. The prior forms of agreement provided for accelerated vesting upon a termination of the executive’s employment by the Company other than for “cause” or by the executive for “good reason”, each as defined in Mr. Stanley’s and Mr. Doleshek’s respective employment agreements, which expired on July 1, 2013. The Award

Agreements will apply to the annual grants of restricted stock and stock options expected to be made to Messrs. Stanley and Doleshek in February, 2014.
Stock Option Amendments
Additionally, on January 20, 2014, the Committee approved amendments to all award agreements governing stock option grants made from 2007-2010. The form of agreement reflecting the approved amendments (the “Stock Option Amendment”) provides that, in the event of a termination of the stock option holder’s employment that would, under the original award agreement, cause the option to expire upon notice of termination, the stock option will instead remain exercisable for 90 days after the date of termination (but not longer than the original expiration date of the applicable option). The Company expects to enter into Stock Option Amendments with each employee who holds stock options granted by the Company from 2007-2010.
The above descriptions of the Severance Plan, Restricted Stock Agreement, Stock Option Agreement and Stock Option Amendment are qualified in their entirety by the terms of each document, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit
10.1	QEP Resources, Inc. Basic Executive Severance Compensation Plan
10.2	Form of Restricted Stock Agreement for restricted stock granted to certain key executives
10.3	Form of Nonqualified Stock Option Agreement for restricted stock granted to certain key executives
10.4	Form of Amendment to Certain Stock Option Agreements Under the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP RESOURCES, INC.
(Registrant)

January 23, 2014
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
10.1	QEP Resources, Inc. Basic Executive Severance Compensation Plan
10.2	Form of Restricted Stock Agreement for restricted stock granted to certain key executives
10.3	Form of Nonqualified Stock Option Agreement for restricted stock granted to certain key executives
10.4	Form of Amendment to Certain Stock Option Agreements Under the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan